SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cedar Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York	11050
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box: ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the headings (i) “Description of the Series B Preferred Stock” in the Prospectus Supplement, dated May 15, 2012, to the Prospectus, dated May 2, 2012 (the “Prospectus”), included in the Registration Statement on Form S-3 of Cedar Realty Trust, Inc. (the “Company”), as filed with the Securities and Exchange Commission (File No. 333-179956), under the Securities Act of 1933, as amended, and (ii) “Description of Preferred Stock” in the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits

3.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

3.2	Articles Supplementary to the Company’s Articles of Incorporation, as amended, dated May 15, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CEDAR REALTY TRUST, INC.

	By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Date: May 16, 2012		Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

3.2	Articles Supplementary to the Company’s Articles of Incorporation, as amended, dated May 15, 2012.